Exhibit 10.5

RINGCENTRAL, INC.
AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN
1.Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Companies with an opportunity to purchase Common Stock through accumulated Contributions. The Company’s intends for the Plan to have two components: a Code Section 423 Component (“423 Component”) and a non-Code Section 423 Component (“Non-423 Component”). The Company’s intention is to have 423 Component of the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code. The provisions of the 423 Component, accordingly, will be construed so as to extend and limit Plan participation in a uniform and nondiscriminatory basis consistent with the requirements of Section 423 of the Code. In addition, this Plan authorizes the grant of an option to purchase shares of Common Stock under the Non-423 Component that does not qualify as an “employee stock purchase plan” under Section 423 of the Code; such an option will be granted pursuant to rules, procedures or sub-plans adopted by the Administrator designed to achieve tax, securities laws or other objectives for Eligible Employees and the Company. Except as otherwise provided herein, the Non-423 Component will operate and be administered in the same manner as the 423 Component.
2.Definitions.
(a)“Administrator” means the Board or any Committee designated by the Board to administer the Plan pursuant to Section 14.
(b)“Affiliate” means any entity, other than a Subsidiary, in which the Company has an equity or other ownership interest.
(c)“Applicable Laws” means the requirements relating to the administration of equity-based awards and the related issuance of shares of Common Stock under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable securities and exchange control laws of any foreign country or jurisdiction where options are, or will be, granted under the Plan.
(d)“Board” means the Board of Directors of the Company.
(e)“Change in Control” means the occurrence of any of the following events:
(i)A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection, the acquisition of additional stock by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company will not be considered a Change in Control; or

(ii)A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this clause (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or
(iii)A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection, the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii)(B)(3). For purposes of this subsection, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.
For purposes of this definition, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.
Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final U.S. Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time.
Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (i) its sole purpose is to change the state of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.
(f) “Code” means the U.S. Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or U.S. Treasury Regulation thereunder will include such section or regulation, any valid regulation or other official applicable guidance promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(g)“Committee” means a committee of the Board appointed in accordance with Section 14 hereof.
(h)“Common Stock” means the Class A common stock of the Company.
(i)“Company” means RingCentral, Inc., a Delaware corporation, or any successor thereto.
(j)“Compensation” means an Eligible Employee’s base straight time gross earnings, incentive compensation, bonuses, payments for overtime and shift premium, but exclusive of payments for equity compensation income, bonuses or other compensation “grossed-up” for taxes and the tax “gross-up” payments made thereon, and other similar compensation. The Administrator, in its discretion, may, on a uniform and nondiscriminatory basis, establish a different definition of Compensation for a subsequent Offering Period.
(k) “Contributions” means the payroll deductions and other additional payments that the Company may permit to be made by a Participant to fund the exercise of options granted pursuant to the Plan.
(l)“Designated Company” means any Subsidiary or Affiliate that has been designated by the Administrator from time to time in its sole discretion as eligible to participate in the Plan. For purposes of the 423 Component, only the Company and its Subsidiaries may be Designated Companies, provided, however that at any given time, a Subsidiary that is a Designated Company under the 423 Component shall not be a Designated Company under the Non-423 Component.
(m)“Director” means a member of the Board.
(n)“Eligible Employee” means any individual who is a common law employee providing services to the Company or a Designated Company and is customarily employed for at least twenty (20) hours per week and more than five (5) months in any calendar year by the Employer, or any lesser number of hours per week and/or number of months in any calendar year established by the Administrator (if required under applicable local law) for purposes of any separate Offering or for Eligible Employee participating in the Non-423 Component. For purposes of the Plan, the employment relationship will be treated as continuing intact while the individual is on sick leave or other leave of absence that the Employer approves or is legally protected under applicable local laws. Where the period of leave exceeds three (3) months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated three (3) months and one (1) day following the commencement of such leave. The Administrator, in its discretion, from time to time may, prior to an Enrollment Date for all options to be granted on such Enrollment Date in an Offering, determine (for each Offering under the 423 Component, on a uniform and nondiscriminatory basis or as otherwise permitted by Treasury Regulation Section 1.423‑2) that the definition of Eligible Employee will or will not include an individual if he or she: (i) has not completed at least two (2) years of service since his or her last hire date (or such lesser period of time as may be determined by the Administrator in its discretion), (ii) customarily works not more than twenty (20) hours per week (or such lesser period of time as may be determined by the Administrator in its discretion), (iii) customarily works not more than five (5) months per calendar year (or such lesser period of time as may be determined by the

Administrator in its discretion), (iv) is a highly compensated employee within the meaning of Section 414(q) of the Code, or (v) is a highly compensated employee within the meaning of Section 414(q) of the Code with compensation above a certain level or is an officer or subject to the disclosure requirements of Section 16(a) of the Exchange Act, provided the exclusion is applied with respect to each Offering under the 423 Component in an identical manner to all highly compensated individuals of the Employer whose employees are participating in that Offering. Each exclusion shall be applied with respect to an Offering under a 423 Component in a manner complying with U.S. Treasury Regulation Section 1.423‑2(e)(2)(ii). Such exclusions may be applied with respect to an Offering under the Non- 423 Component without regard to the limitations of Treasury Regulation Section 1.423‑2.
(o)“Employer” means the employer of the applicable Eligible Employee(s).
(p)“Enrollment Date” means the first Trading Day of each Offering Period.
(q)“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.
(r)“Exercise Date” means the first Trading Day on or after May 12 and November 12 of each Purchase Period.
(s)“Fair Market Value” means, as of any date and unless the Administrator determines otherwise, the value of Common Stock determined as follows:
(i)If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange, NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market of The NASDAQ Stock Market, its Fair Market Value will be the closing sales price for such stock as quoted on such exchange or system on the date of determination (or the closing bid, if no sales were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
(ii)If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value will be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or if no bids and asks were reported on that date, as applicable, on the last Trading Day such bids and asks were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or
(iii)In the absence of an established market for the Common Stock, the Fair Market Value thereof will be determined in good faith by the Administrator.
Notwithstanding the foregoing, if the determination date for the Fair Market Value occurs on a weekend or holiday, the Fair Market Value will be the price as determined in accordance with subsections (i) through (iii) above (as applicable) on the next business day, unless otherwise determined by the Administrator.
(t)“Fiscal Year” means the fiscal year of the Company.
(u)“New Exercise Date” means a new Exercise Date if the Administrator shortens any Offering Period then in progress.

(v)“Offering” means an offer under the Plan of an option that may be exercised during an Offering Period as further described in Section 4. For purposes of the Plan, the Administrator may designate separate Offerings under the Plan (the terms of which need not be identical) in which Eligible Employees of one or more Employers will participate, even if the dates of the applicable Offering Periods of each such Offering are identical and the provisions of the Plan will separately apply to each Offering. To the extent permitted by U.S. Treasury Regulation Section 1.423‑2(a)(1), the terms of each Offering need not be identical provided that the terms of the Plan and an Offering together satisfy U.S. Treasury Regulation Section 1.423‑2(a)(2) and (a)(3).
(w)“Offering Periods” means the periods of approximately six (6) months during which an option granted pursuant to the Plan may be exercised, commencing on the first Trading Day on or after May 13 and November 13 of each year and terminating on the first Trading Day on or after November 12 and May 12, approximately six (6) months later.
(x)“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.
(y)“Participant” means an Eligible Employee that participates in the Plan.
(z)“Plan” means this RingCentral, Inc. Amended and Restated Employee Stock Purchase Plan.
(aa)“Purchase Period” means the approximately six (6) month period commencing after one Exercise Date and ending with the next Exercise Date, except that the first Purchase Period of any Offering Period will commence on the Enrollment Date and end with the next Exercise Date. Unless the Administrator provides otherwise, the Purchase Period will have the same duration and coincide with the length of the Offering Period.
(ab)“Purchase Price” means (i) for Offering Periods commencing before the Restatement Effective Date, an amount equal to ninety percent (90%) of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower, and (ii) for Offering Periods commencing on or after the Restatement Effective Date, an amount equal to eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower; provided however, that the Purchase Price may be determined for subsequent Offering Periods by the Administrator subject to compliance with Section 423 of the Code (or any successor rule or provision or any other Applicable Law, regulation or stock exchange rule) or pursuant to Section 20.
(ac)“Restatement Effective Date” means February 11, 2021, the date the amendment and restatement of the Plan became effective.
(ad)“Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.
(ae)“Trading Day” means a day on which the national stock exchange upon which the Common Stock is listed is open for trading.
(af)“U.S. Treasury Regulations” means the Treasury regulations of the Code. Reference to a specific Treasury Regulation or Section of the Code shall include such Treasury Regulation or Section, any valid regulation promulgated under such Section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.
3.Eligibility.
(a)Any Eligible Employee on a given Enrollment Date will be eligible to participate in the Plan, subject to the requirements of Section 5.
(b)Non-U.S. Employees. Eligible Employees who are citizens or residents of a non-U.S. jurisdiction (without regard to whether they also are citizens or residents of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) may be excluded from participation in the Plan or an Offering if the participation of such Eligible Employees is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the Plan or an Offering to violate Section 423 of the Code. In the case of the Non-423 Component, an Eligible Employee may be excluded from participation in the Plan or an Offering if the Administrator has determined that participation of such Eligible Employee is not advisable or practicable.
(c)Limitations. Any provisions of the Plan to the contrary notwithstanding, no Eligible Employee will be granted an option under the Plan (i) to the extent that, immediately after the grant, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company or any Parent or Subsidiary of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Parent or Subsidiary of the Company, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans (as defined in Section 423 of the Code) of the Company or any Parent or Subsidiary of the Company accrues at a rate, which exceeds twenty-five thousand dollars ($25,000) worth of stock (determined at the Fair Market Value of the stock at the time such option is granted) for each calendar year in which such option is outstanding at any time, as determined in accordance with Section 423 of the Code and the regulations thereunder.
4.Offering Periods. The Plan will be implemented by consecutive Offering Periods with a new Offering Period commencing on the first Trading Day on or after May 13 and November 13 each year, or on such other date as the Administrator will determine. The Administrator will have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future Offerings without stockholder approval if such change is announced prior to the scheduled beginning of the first Offering Period to be affected thereafter; provided, however, that no Offering Period may last more than twenty-seven (27) months.
5.Participation. An Eligible Employee may participate in the Plan pursuant to Section 3(b) by (i) submitting to the Company’s stock administration office (or its designee), on or before a date determined by the Administrator prior to an applicable Enrollment Date, a properly completed subscription agreement authorizing Contributions in the form provided by the Administrator for such purpose, or (ii) following an electronic or other enrollment procedure determined by the Administrator.

6.Contributions.
(a)At the time a Participant enrolls in the Plan pursuant to Section 5, he or she will elect to have Contributions (in the form of payroll deductions or otherwise, to the extent permitted by the Administrator) made on each pay day during the Offering Period in an amount not exceeding fifteen percent (15%) of the Compensation, which he or she receives on each pay day during the Offering Period (for illustrative purposes, should a pay day occur on an Exercise Date, a Participant will have any payroll deductions made on such day applied to his or her account under the then-current Purchase Period or Offering Period). The Administrator, in its sole discretion, may permit all Participants in a specified Offering to contribute amounts to the Plan through payment by cash, check or other means set forth in the subscription agreement prior to each Exercise Date of each Purchase Period. A Participant’s subscription agreement will remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.
(b)In the event Contributions are made in the form of payroll deductions, such payroll deductions for a Participant will commence on the first pay day following the Enrollment Date and will end on the last pay day prior to the Exercise Date of such Offering Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in Section 10 hereof.
(c)All Contributions made for a Participant will be credited to his or her account under the Plan and Contributions will be made in whole percentages only. A Participant may not make any additional payments into such account.
(d)A Participant may discontinue his or her participation in the Plan as provided in Section 10. Except as may be permitted by the Administrator, as determined in its sole discretion, a Participant may not change the rate of his or her Contributions during an Offering Period.
(e)Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(d), a Participant’s Contributions may be decreased to zero percent (0%) at any time during a Purchase Period. Subject to Section 423(b)(8) of the Code and Section 3(b) hereof, Contributions will recommence at the rate originally elected by the Participant effective as of the beginning of the first Purchase Period scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 10.
(f)Notwithstanding any provisions to the contrary in the Plan, the Administrator may allow Eligible Employees to participate in the Plan via cash contributions instead of payroll deductions if (i) payroll deductions are not permitted under applicable local law, (ii) the Administrator determines that cash contributions are permissible under Section 423 of the Code or (iii) for Participants participating in the Non-423 Component.
(g)At the time the option is exercised, in whole or in part, or at the time some or all of the Common Stock issued under the Plan is disposed of (or any other time that a taxable event related to the Plan occurs), the Participant must make adequate provision for the Company’s or Employer’s federal, state, local or any other tax liability payable to any authority including taxes imposed by jurisdictions outside of the U.S., national insurance, social security or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock (or any other time that a taxable event related to the Plan occurs). At any time, the Company or the Employer may, but will not be obligated to, withhold from the Participant’s compensation the amount necessary for the Company or the Employer to meet applicable withholding obligations, including any withholding required to make available to the Company or the Employer any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Eligible Employee. In addition, the Company or the Employer may, but will not be obligated to, withhold from the proceeds of the sale of Common Stock or any other method of withholding the Company or the Employer deems appropriate to the extent permitted by U.S. Treasury Regulation Section 1.423‑2(f).
7.Grant of Option. On the Enrollment Date of each Offering Period, each Eligible Employee participating in such Offering Period will be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of Common Stock determined by dividing such Eligible Employee’s Contributions accumulated prior to such Exercise Date and retained in the Eligible Employee’s account as of the Exercise Date by the applicable Purchase Price; provided that in no event will an Eligible Employee be permitted to purchase during each Purchase Period more than 3,000 shares of Common Stock (subject to any adjustment pursuant to Section 19) and provided further that such purchase will be subject to the limitations set forth in Sections 3(c) and 13. The Eligible Employee may accept the grant of such option with respect to any Offering Period under the Plan, by electing to participate in the Plan in accordance with the requirements of Section 5. The Administrator may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of Common Stock that an Eligible Employee may purchase during each Purchase Period of an Offering Period. Exercise of the option will occur as provided in Section 8, unless the Participant has withdrawn pursuant to Section 10. The option will expire on the last day of the Offering Period.
8.Exercise of Option.
(a)Unless a Participant withdraws from the Plan as provided in Section 10, his or her option for the purchase of shares of Common Stock will be exercised automatically on the Exercise Date, and the maximum number of full shares subject to the option will be purchased for such Participant at the applicable Purchase Price with the accumulated Contributions from his or her account. No fractional shares of Common Stock will be purchased. Any Contributions accumulated in a Participant’s account after the Exercise Date, including any Contributions which are not sufficient to purchase a full share, will be automatically returned to the Participant as soon as administratively practicable following the Exercise Date. During a Participant’s lifetime, a Participant’s option to purchase shares hereunder is exercisable only by him or her.
(b)If the Administrator determines that, on a given Exercise Date, the number of shares of Common Stock with respect to which options are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on the Enrollment Date of the applicable Offering Period, or (ii) the number of shares of Common Stock available for sale under the Plan on such Exercise Date, the Administrator may in its sole discretion (x) provide that the Company will make a pro rata allocation of the shares of Common Stock available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as will be practicable and as it will determine in its sole discretion to be equitable among all Participants exercising options to purchase Common Stock on such Exercise Date, and continue all Offering Periods then in effect or (y) provide that the Company will make a pro rata allocation of the shares available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as will be practicable and as it will determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and terminate any or all Offering Periods then in effect pursuant to Section 20. The Company may make a pro rata allocation of the shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company’s stockholders subsequent to such Enrollment Date.
9.Delivery. As soon as reasonably practicable after each Exercise Date on which a purchase of shares of Common Stock occurs, the Company will arrange the delivery to each Participant of the shares purchased upon exercise of his or her option in a form determined by the Administrator (in its sole discretion) and pursuant to rules established by the Administrator. The Company may permit or require that shares be deposited directly with a broker designated by the Company or to a designated agent of the Company, and the Company may utilize electronic or automated methods of share transfer. The Company may require that shares be retained with such broker or agent for a designated period of time and/or may establish other procedures to permit tracking of disqualifying dispositions of such shares. No Participant will have any voting, dividend, or other stockholder rights with respect to shares of Common Stock subject to any option granted under the Plan until such shares have been purchased and delivered to the Participant as provided in this Section 9.
10.Withdrawal.
(a)A Participant may withdraw all but not less than all the Contributions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by (i) submitting to the Company’s stock administration office (or its designee) a written notice of withdrawal in the form determined by the Administrator for such purpose (which may be similar to the form attached hereto as Exhibit B), or (ii) following an electronic or other withdrawal procedure determined by the Administrator. All of the Participant’s Contributions credited to his or her account will be paid to such Participant promptly after receipt of notice of withdrawal and such Participant’s option for the Offering Period will be automatically terminated, and no further Contributions for the purchase of shares will be made for such Offering Period. If a Participant withdraws from an Offering Period, Contributions will not resume at the beginning of the succeeding Offering Period, unless the Participant re-enrolls in the Plan in accordance with the provisions of Section 5.
(b)A Participant’s withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in any similar plan that may hereafter be adopted by the Company or in succeeding Offering Periods that commence after the termination of the Offering Period from which the Participant withdraws.
11.Termination of Employment. Upon a Participant’s ceasing to be an Eligible Employee, for any reason, he or she will be deemed to have elected to withdraw from the Plan and the Contributions credited to such Participant’s account during the Offering Period but not yet used to purchase shares of Common Stock under the Plan will be returned to such Participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15, and such Participant’s option will be automatically terminated. Unless determined otherwise by the Administrator in a manner that, with respect to an Offering under the 423 Component, is permitted by, and compliant with, Section 423 of the Code, a Participant whose employment transfers between entities through a termination with an immediate rehire (with no break in service) by the Company or a Designated Company shall not be treated as terminated under the Plan; however, no Participant shall be deemed to switch from an Offering under the Non-423 Component to an Offering under the 423 Component or vice versa unless (and then only to the extent) such switch would not cause the 423 Component or any Option thereunder to fail to comply with Section 423 of the Code.
12.Interest. No interest will accrue on the Contributions of a participant in the Plan, except as may be required by Applicable Law, as determined by the Company, and if so required by the laws of a particular jurisdiction, shall, with respect to Offerings under the 423 Component, apply to all Participants in the relevant Offering, except to the extent otherwise permitted by U.S. Treasury Regulation Section 1.423‑2(f).
13.Stock.
(a)Subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof, the maximum number of shares of Common Stock that will be made available for sale under the Plan will be 1,250,000 shares of Common Stock. The number of shares of Common Stock available for issuance under the Plan will be increased on the first day of each Fiscal Year beginning with the 2014 Fiscal Year equal to the least of (i) 1,250,000 shares of Common Stock, (ii) one percent (1%) of the outstanding shares of all classes of the Company’s common stock on the last day of the immediately preceding Fiscal Year, or (iii) an amount determined by the Administrator.
(b)Until the shares of Common Stock are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), a Participant will only have the rights of an unsecured creditor with respect to such shares, and no right to vote or receive dividends or any other rights as a stockholder will exist with respect to such shares.
(c)Shares of Common Stock to be delivered to a Participant under the Plan will be registered in the name of the Participant or in the name of the Participant and his or her spouse.
14.Administration. The Plan will be administered by the Board or a Committee appointed by the Board, which Committee will be constituted to comply with Applicable Laws. The Administrator will have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to designate separate Offerings under the Plan, to designate Subsidiaries and Affiliates as participating in the 423 Component or Non-423 Component, to determine eligibility, to adjudicate all disputed claims filed under the Plan and to establish such procedures that it deems necessary for the administration of the Plan (including, without limitation, to adopt such procedures and sub-plans as are necessary or appropriate to permit the participation in the Plan by employees who are foreign nationals or employed outside the U.S., the terms of which sub-plans may take precedence over other provisions of this Plan, with the exception of Section 13(a) hereof, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan). Unless otherwise determined by the Administrator, the employees eligible to participate in each sub-plan will participate in a separate Offering and will be in the Non-423 Component, unless such designation would cause the 423 Component to violate the requirements of Section 423 of the Code. Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules and procedures regarding eligibility to participate, the definition of Compensation, handling of Contributions, making of Contributions to the Plan (including, without limitation, in forms other than payroll deductions), establishment of bank or trust accounts to hold Contributions, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of stock certificates that vary with applicable local requirements. The Administrator also is authorized to determine that, to the extent permitted by U.S. Treasury Regulation Section 1.423‑2(f), the terms of an option granted under the Plan or an Offering to citizens or residents of a non-U.S. jurisdiction will be less favorable than the terms of options granted under the Plan or the same Offering to employees resident solely in the U.S. Every finding, decision and determination made by the Administrator will, to the full extent permitted by law, be final and binding upon all parties.
15.Designation of Beneficiary.
(a)If permitted by the Administrator, a Participant may file a designation of a beneficiary who is to receive any shares of Common Stock and cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such Participant of such shares and cash. In addition, if permitted by the Administrator, a Participant may file a designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death prior to exercise of the option. If a Participant is married and the designated beneficiary is not the spouse, spousal consent will be required for such designation to be effective.
(b)Such designation of beneficiary may be changed by the Participant at any time by notice in a form determined by the Administrator. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company will deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.
(c)All beneficiary designations will be in such form and manner as the Administrator may designate from time to time. Notwithstanding Sections 15(a) and (b) above, the Company and/or the Administrator may decide not to permit such designations by Participants in non-U.S. jurisdictions to the extent permitted by U.S. Treasury Regulation Section 1.423‑2(f).

16.Transferability. Neither Contributions credited to a Participant’s account nor any rights with regard to the exercise of an option or to receive shares of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition will be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.
17.Use of Funds. The Company may use all Contributions received or held by it under the Plan for any corporate purpose, and the Company will not be obligated to segregate such Contributions except under Offerings or for Participants in the Non-423 Component for which Applicable Laws require that Contributions to the Plan by Participants be segregated from the Company’s general corporate funds and/or deposited with an independent third party. Until shares of Common Stock are issued, Participants will only have the rights of an unsecured creditor with respect to such shares.
18.Reports. Individual accounts will be maintained for each Participant in the Plan. Statements of account will be given to participating Eligible Employees at least annually, which statements will set forth the amounts of Contributions, the Purchase Price, the number of shares of Common Stock purchased and the remaining cash balance, if any.
19.Adjustments, Dissolution, Liquidation, Merger or Change in Control.
(a)Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, or other change in the corporate structure of the Company affecting the Common Stock occurs, the Administrator, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will, in such manner as it may deem equitable, adjust the number and class of Common Stock that may be delivered under the Plan, the Purchase Price per share and the number of shares of Common Stock covered by each option under the Plan that has not yet been exercised, and the numerical limits of Sections 7 and 13.
(b)Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, any Offering Period then in progress will be shortened by setting a New Exercise Date, and will terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Administrator. The New Exercise Date will be before the date of the Company’s proposed dissolution or liquidation. The Administrator will notify each Participant in writing or electronically, prior to the New Exercise Date, that the Exercise Date for the Participant’s option has been changed to the New Exercise Date and that the Participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10 hereof.
(c)Merger or Change in Control. In the event of a merger or Change in Control, each outstanding option will be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, the Offering Period with respect to which such option relates will be shortened by setting a New Exercise Date on which such Offering Period shall end. The New Exercise Date will occur before the date of the Company’s proposed merger or Change in Control. The Administrator will notify each Participant in writing or electronically prior to the New Exercise Date, that the Exercise Date for the Participant’s option has been changed to the New Exercise Date and that the Participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10 hereof.
20.Amendment or Termination.
(a)The Administrator, in its sole discretion, may amend, suspend, or terminate the Plan, or any part thereof, at any time and for any reason. If the Plan is terminated, the Administrator, in its discretion, may elect to terminate all outstanding Offering Periods either immediately or upon completion of the purchase of shares of Common Stock on the next Exercise Date (which may be sooner than originally scheduled, if determined by the Administrator in its discretion), or may elect to permit Offering Periods to expire in accordance with their terms (and subject to any adjustment pursuant to Section 19). If the Offering Periods are terminated prior to expiration, all amounts then credited to Participants’ accounts that have not been used to purchase shares of Common Stock will be returned to the Participants (without interest thereon, except as otherwise required under Applicable Laws, as further set forth in Section 12 hereof) as soon as administratively practicable.
(b)Without stockholder consent and without limiting Section 20(a), the Administrator will be entitled to change the Offering Periods or Purchase Periods, designate separate Offerings, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit Contributions in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed Contribution elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with Contribution amounts, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable that are consistent with the Plan.
(c)In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, in its discretion and, to the extent necessary or desirable, modify, amend or terminate the Plan to reduce or eliminate such accounting consequence including, but not limited to:
(i)amending the Plan to conform with the safe harbor definition under the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto), including with respect to an Offering Period underway at the time;
(ii)altering the Purchase Price for any Offering Period or Purchase Period including an Offering Period or Purchase Period underway at the time of the change in Purchase Price;

(iii)shortening any Offering Period or Purchase Period by setting a New Exercise Date, including an Offering Period or Purchase Period underway at the time of the Administrator action;
(iv)reducing the maximum percentage of Compensation a Participant may elect to set aside as Contributions; and
(v)reducing the maximum number of shares of Common Stock a Participant may purchase during any Offering Period or Purchase Period.
Such modifications or amendments will not require stockholder approval or the consent of any Plan Participants.
21.Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan will be deemed to have been duly given when received in the form and manner specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.
22.Conditions Upon Issuance of Shares. Shares of Common Stock will not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto will comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and will be further subject to the approval of counsel for the Company with respect to such compliance.
As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.
23.Code Section 409A. The 423 Component of the Plan is exempt from the application of Code Section 409A and any ambiguities herein will be interpreted to so be exempt from Code Section 409A. In furtherance of the foregoing and notwithstanding any provision in the Plan to the contrary, if the Administrator determines that an option granted under the Plan may be subject to Code Section 409A or that any provision in the Plan would cause an option under the Plan to be subject to Code Section 409A, the Administrator may amend the terms of the Plan and/or of an outstanding option granted under the Plan, or take such other action the Administrator determines is necessary or appropriate, in each case, without the Participant’s consent, to exempt any outstanding option or future option that may be granted under the Plan from or to allow any such options to comply with Code Section 409A, but only to the extent any such amendments or action by the Administrator would not violate Code Section 409A. Notwithstanding the foregoing, the Company shall have no liability to a Participant or any other party if the option to purchase Common Stock under the Plan that is intended to be exempt from or compliant with Code Section 409A is not so exempt or compliant or for any action taken by the Administrator with respect thereto. The Company makes no representation that the option to purchase Common Stock under the Plan is compliant with Code Section 409A.

24.Term of Plan. The Plan will become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company. It will continue in effect for a term of twenty (20) years, unless sooner terminated under Section 20.
25.Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.
26.Governing Law. The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware (except its choice-of-law provisions).
27.No Right to Employment. Participation in the Plan by a Participant shall not be construed as giving a Participant the right to be retained as an employee of the Company or a Subsidiary or Affiliate, as applicable. Furthermore, the Company or a Subsidiary or Affiliate may dismiss a Participant from employment at any time, free from any liability or any claim under the Plan.
28.Severability. If any provision of the Plan is or becomes or is deemed to be invalid, illegal, or unenforceable for any reason in any jurisdiction or as to any Participant, such invalidity, illegality or unenforceability shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as to such jurisdiction or Participant as if the invalid, illegal or unenforceable provision had not been included.
29.Compliance with Applicable Laws. The terms of this Plan are intended to comply with all Applicable Laws and will be construed accordingly.

EXHIBIT A
RINGCENTRAL, INC.
AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN
GLOBAL SUBSCRIPTION AGREEMENT

1.I hereby elect to participate in the RingCentral, Inc. Amended and Restated Employee Stock Purchase Plan (the “Plan”) and subscribe to purchase shares of the Company’s Class A Common Stock (“Shares”) in accordance with the Plan and this Global Subscription Agreement, including the additional Terms and Conditions for my country attached hereto (the “Appendix” and, together with the Global Subscription Agreement, this “Agreement”). Capitalized terms used but not defined in this Agreement will have the meanings set forth in the Plan.

2.I hereby authorize payroll deductions from each paycheck in the amount I have specified to the Company, from 1% to 15% (in whole numbers only) of my Compensation, on each payday during the Offering Period in accordance with the Plan. I understand that said payroll deductions will be accumulated for the purchase of Shares at the applicable Purchase Price determined in accordance with the Plan. I understand that, if I do not withdraw from an Offering Period and remain an Eligible Employee, any accumulated payroll deductions will be used to automatically exercise my option and purchase Shares under the Plan.

3.I understand that I may suspend my Contribution and reduce my percentage to 0% without withdrawing from the Purchase Period.

4.I understand that I may decrease my Contribution percentage one time during each Offering Period, and that I may increase my Contribution percentage only during the next open enrollment period, to be effective for the following Offering Period.

5.I have received a copy of the complete Plan and its accompanying prospectus. I understand that my participation in the Plan is in all respects subject to the terms of the Plan.

6.I understand that share purchases for me under the Plan will be issued in my name.

7.I acknowledge that, regardless of any action taken by the Company or, if different, the Designated Company that employs me (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to my participation in the Plan and legally applicable or deemed applicable to me (“Tax-Related Items”) is and remains my responsibility and may exceed the amount, if any, actually withheld by the Company or the Employer. I further acknowledge that the Company and/or Employer (i) make no representation or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of my participation in the Plan, the subsequent sale of Shares acquired pursuant to such participation and the receipt of any dividends, and (ii) do not commit to and are under no obligation to structure the terms of the option or any aspect of participation in the Plan to reduce or eliminate my liability for Tax-Related Items or achieve any particular tax result. Further, if I am subject to Tax-Related Items in more than one jurisdiction, I acknowledge that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
Prior to any relevant taxable or tax withholding event, as applicable, I agree to make adequate arrangements satisfactory to the Company and/or Employer to satisfy all Tax-Related Items. In this regard, I authorize the Company and/or the Employer, or their respective agents, at their discretion, to withhold any Tax-Related Items from any wages or other cash compensation payable to me by the Company and/or the Employer. Alternatively, or in addition, if permissible under Applicable Laws, the Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit or require me to satisfy such tax withholding obligation, in whole or in part (without limitation) by (a) paying cash, (b) electing to have the Company withhold otherwise deliverable Shares having a Fair Market Value equal to the amount required to be withheld, (c) selling a number of Shares otherwise deliverable to me through such means as the Company may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld, or (d) any other method of withholding determined by the Company and to the extent required by Applicable Laws or the Plan, approved by the Administrator.
Unless otherwise provided in the Plan or herein, the Company may withhold or account for Tax-Related Items by considering statutory or other withholding rates, including minimum or maximum rates applicable in my jurisdiction(s). In the event of over-withholding, I may receive a refund of any over-withheld amount in cash (with no entitlement to the equivalent in Shares), or if not refunded, I may be able to seek a refund from the local tax authorities. In the event of under-withholding, I may be required to pay any additional Tax-Related Items directly to the applicable tax authority. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, I will be deemed to have been issued the full number of Shares subject to the Plan, notwithstanding that a number of the Shares is held back solely for the purpose of paying the Tax-Related Items.

If I fail to make satisfactory arrangements to satisfy all Tax-Related Items hereunder prior to any relevant taxable or tax withholding event, as applicable, I will permanently forfeit any right to receive Shares and participation in the Plan.

8.By enrolling and participating in the Plan, I acknowledge, understand and agree that:
(a)the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;
(b)participation in the Plan is voluntary and occasional, and does not create any contractual or other right to receive future grants of options to purchase Shares, or benefits in lieu of options to purchase Shares, even if options to purchase Shares have been granted in the past;
(c)all decisions with respect to future options to purchase Shares, if any, will be at the sole discretion of the Company;
(d)the grant of the option to purchase Shares under, and my participation in, the Plan shall not create a right to employment or be interpreted as amending or forming an employment or service contract with the Company and shall not interfere with the ability of the Employer to terminate my employment relationship (if any);
(e)I am voluntarily participating in the Plan;
(f)participation in the Plan, the Shares purchased under the Plan, and the income from and value of same, are not intended to replace any pension rights or compensation;
(g)participation in the Plan, the Shares purchased under the Plan, and the income from and value of same, are not part of normal or expected compensation for any purposes, including but not limited to the calculation of any severance, resignation, termination, redundancy, dismissal, end-of-service payments, holiday pay, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;
(h)unless otherwise agreed with the Company in writing, participation in the Plan, the Shares purchased under the Plan, and the income from and value of same, are not granted as consideration for, or in connection with, the service I may provide as a director of a Subsidiary;
(i)the future value of the underlying Shares is unknown, indeterminable and cannot be predicted with certainty;
(j)if I purchase Shares under the Plan, the value of such Shares may increase or decrease, even below the Purchase Price;
(k)no claim or entitlement to compensation or damages shall arise from forfeiture of the option to purchase Shares resulting from my termination of employment (for any reason whatsoever, and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where I am employed or the terms of my employment agreement, if any);

(l)in the event of termination of my employment (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where I am employed or the terms of my employment agreement, if any), my right to participate in the Plan and purchase Shares, if any, will terminate effective as of the date I cease to actively provide services to the Company or a Designated Company and will not be extended by any notice period (e.g., employment would not include any contractual notice or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where I am employed or the terms of my employment agreement, if any); the Administrator shall have exclusive discretion to determine when I am no longer actively providing services for purposes of my participation in the Plan (including whether I may still be considered to be providing services while I am on leave of absence);
(m)unless otherwise provided in the Plan or by the Company in its discretion, participation in the Plan and the benefits evidenced by this Agreement do not create any entitlement to have the options to purchase Shares or any such benefits transferred to, or assumed by, another company nor be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares; and
(n)neither the Company nor the Employer shall be liable for any foreign exchange rate fluctuation between my local currency and the United States Dollar that may affect the value of any amounts due to me under the Plan or the subsequent sale of any Shares acquired upon purchase.

9.
(a)Data Collection and Usage. The Company and the Employer may collect, process and use certain personal information about me, including, but not limited to, my name, home address, telephone number, email address, date of birth, social insurance number, passport or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all options to purchase Shares granted under the Plan or any other entitlement to stock awarded, canceled, exercised, vested, unvested or outstanding in my favor (“Data”), for purposes of implementing, administering and managing my participation in the Plan. The legal basis, where required, for the processing of Data is my consent.
(b)Stock Plan Administration Service Providers. The Company will transfer Data to E*TRADE Financial Services, Inc. and certain of its affiliated entities (the “E*TRADE”), an independent service provider based in the United Stated which assists the Company with the implementation, administration and management of the Plan. The Company may select a different service provider or additional service providers and share Data with such other provider serving in a similar manner. I may be asked to agree on separate terms and data processing practices with the service provider, with such agreement being a condition to the ability to participate in the Plan.

(c)International Data Transfers. The Company and E*TRADE are based in the U.S. My country or jurisdiction may have different data privacy laws and protections than the U.S. The Company’s legal basis for the transfer of Data, where required, is my consent.
(d)Data Retention. The Company will hold and use Data only as long as is necessary to implement, administer and manage my participation in the Plan, or as required to comply with legal or regulatory obligations, including under tax and security laws.
(e)Voluntariness and Consequences of Consent Denial or Withdrawal. Participation in the Plan is voluntary and I am providing the consents herein on a purely voluntary basis. If I do not consent, or if I later seek to revoke the consent, my salary/compensation from or service relationship will not be affected; the only consequence of refusing or withdrawing consent is that the Company would not be able to offer the option to purchase Shares or other awards or administer or maintain such awards.
(f)Data Subject Rights. I may have a number of rights under data privacy laws depending on my jurisdiction, including the right to (i) request access to or copies of Data the Company processes, (ii) rectify incorrect Data, (iii) delete Data, (iv) restrict the processing of Data, (v) restrict the portability of Data, (vi) lodge complaints with competent authorities in my jurisdiction, and/or (vii) receive a list with the names and addresses of any potential recipients of Data. To receive clarification regarding these rights or to exercise these rights, I can contact the Company’s data privacy officer at privacy@ringcentral.com.

10.The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding my participation in the Plan, or my acquisition or sale of the Shares. I hereby agree to consult with my own personal tax, legal and financial advisors regarding my participation in the Plan before taking any action related to the Plan.
11.The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means or request my consent to participate in the Plan by electronic means. I hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through any on-line or electronic system established and maintained by the Company or a third party designated by the Company.
12.In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.
13.Notwithstanding any provisions in this Agreement, the right to participate in the Plan shall be subject to any additional terms and conditions the Appendix attached hereto for my country. Moreover, if I relocate to another country, the additional terms and conditions for such country will apply to me, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Agreement.
14.The Company reserves the right to impose other requirements on my participation in the Plan and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require me to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
15.If at any time the Company will determine, in its discretion, that the listing, registration, qualification or rule compliance of the Shares upon any securities exchange or under Applicable Laws or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to me hereunder, such issuance will not occur unless and until such listing, registration, qualification, rule compliance, consent or approval will have been completed, effected or obtained free of any conditions not acceptable to the Company. Where the Company determines that the delivery of any Shares will violate any Applicable Laws, the Company will defer delivery until the earliest date at which the Company reasonably anticipates that the delivery of Shares will no longer cause such violation. The Company will make all reasonable efforts to meet the requirements of any such Applicable Laws and to obtain any such consent or approval of any such governmental authority or securities exchange.
16.This Agreement will be governed by the laws of Delaware without giving effect to the conflict of law principles thereof. For purposes of litigating any dispute that arises under participation in the Plan or this Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California, and agree that such litigation will be conducted exclusively in the courts of San Mateo County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where the option to purchase Shares is offered and/or to be performed.
17.I acknowledge that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by me or any other Participant.

18.I hereby agree to be bound by the terms of the Plan. The effectiveness of this Agreement is dependent upon my eligibility to participate in the Plan.

I UNDERSTAND THAT THIS AGREEMENT WILL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS I CEASE TO BE AN ELIGIBLE EMPLOYEE OR WITHDRAW FROM THE PLAN; PROVIDED, HOWEVER, THAT PARTICIPATION IN ANY SUBSEQUENT OFFERING PERIOD WILL BE GOVERNED BY THE TERMS AND CONDITIONS OF THE PLAN AND THIS AGREEMENT IN EFFECT AT THE BEGINNING OF SUCH OFFERING PERIOD, SUBJECT TO MY RIGHT TO WITHDRAW.

APPENDIX
ADDITIONAL TERMS AND CONDITIONS
FOR NON-U.S. PARTICIPANTS
Capitalized terms used but not defined in this Appendix will have the meanings set forth in the Plan and/or the Global Subscription Agreement.
Terms and Conditions
This Appendix, which is part of the Agreement, includes additional terms and conditions applicable to me if I work and/or reside outside the United States or am otherwise subject to the laws of a country other than the United States. If I am a citizen or resident of a country other than the one in which I am currently working and/or residing (or if I am considered as such for local law purposes), or if I transfer employment or residence to another country after enrolling in the Plan, I acknowledge and agree that the Company, in its discretion, will determine the extent to which the terms and conditions herein will be applicable to me.
Notifications
This Appendix also includes information regarding securities laws, exchange controls and certain other issues of which I should be aware with respect to my participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of January 2021. Such laws are often complex and change frequently. As a result, the Company strongly recommends that I do not rely on the information in this Appendix as the only source of information relating to the consequences of my participation in the Plan, because the information included herein may be out of date at the time that I acquire Shares under the Plan or subsequently sell such Shares.
In addition, the information contained herein is general in nature and may not apply to my particular situation and the Company is not in a position to assure me of any particular result. Accordingly, I should seek appropriate professional advice as to how the relevant laws in my country may apply to my individual situation.
Finally, if I am a citizen or resident of a country other than the one in which I currently am working and/or residing (or if I am considered as such for local law purposes), or if I transfer employment and/or residency to another country after options to purchase Shares have been granted to me under the Plan, the information contained herein may not be applicable to me.

ALL EMPLOYEES OUTSIDE THE U.S.
Terms and Conditions
1.Language. I acknowledge that I am sufficiently proficient in English, or have consulted with an advisor who is proficient in the English language, so as to enable me to understand the terms and conditions in this Agreement and the Plan. If I have received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
2.Insider-Trading / Market-Abuse Laws. I acknowledge that I may be subject to insider-trading restrictions and/or market-abuse laws in applicable jurisdictions, including but not limited to the United States and my country, which may affect my ability to purchase or sell Shares acquired under the Plan during such times as I am considered to have “inside information” regarding the Company (as defined by the laws or regulations in my country). Local insider-trading laws and regulations may prohibit the cancellation or amendment of orders I place before possessing inside information. Furthermore, I could be prohibited from (i) disclosing the inside information to any third party (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. Third parties include fellow employees. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider-trading policy. I am responsible for complying with any applicable restrictions, and I should speak to my personal legal advisor for further details regarding any applicable insider-trading and/or market-abuse laws in applicable jurisdictions.
3.Foreign Asset/Account Reporting and Exchange Control Requirements. I acknowledge that there may be certain foreign asset and/or account reporting and/or exchange control requirements which may affect my ability to acquire or hold the Shares acquired under the Plan or cash received from participating in the Plan (including from any dividends paid on the Shares acquired under the Plan) in a brokerage or bank account outside my country. I may be required to report such accounts, assets or transactions to the tax or other authorities in my country. I also may be required to repatriate sale proceeds or other funds received as a result of my participation in the Plan to my country through a designated bank or broker and/or within a certain time after receipt. I acknowledge that it is my responsibility to be compliant with such regulations, and I should consult my personal advisor on this matter.

AUSTRALIA
Terms and Conditions
Australia Offer Document. The Company is pleased to provide this offer to participate in the Plan. This offer sets out information regarding the grant of options to purchase Shares to Australian resident employees. This information is provided by the Company to ensure compliance of the Plan with Australian Securities and Investments Commission (“ASIC”) Class Order 14/1000 and relevant provisions of the Corporations Act 2001.
In addition to the information set out in this Agreement (including this Appendix), the Company is also providing with copies of the following documents:
(a)the Plan;
(b)the Plan prospectus; and
(c)Employee Information Supplement (collectively, the “Additional Documents”).
The Additional Documents provide further information to help me make an informed investment decision about participating in the Plan. Neither the Plan nor the Plan prospectus is a prospectus for the purposes of the Corporations Act 2001.
I should not rely upon any oral statements made in relation to this offer. I understand that I I should rely only upon the statements contained in this Agreement (including this Appendix), and the Additional Documents when considering participation in the Plan.
Notifications
Tax Information. The Plan is a plan to which Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) applies (subject to conditions in the Act).
Securities Law Information. Investment in Shares involves a degree of risk. Eligible employees who elect to participate in the Plan should monitor their participation and consider all risk factors relevant to the acquisition of Shares under the Plan as set forth below and in the Additional Documents.
The information herein is general information only. It is not advice or information that takes into account my objectives, financial situation and needs. I understand that I should consider obtaining my own financial product advice from a person who is licensed by ASIC to give such advice.
Additional Risk Factors for Australian Residents. I understand that I should have regard to risk factors relevant to investment in securities generally and, in particular, to holding Shares. For example, the price at which an individual Share is quoted on the New York Stock Exchange (“NYSE”) may increase or decrease due to a number of factors. There is no guarantee that the price of a Share will increase. Factors that may affect the price of an individual Share include fluctuations in the domestic and international market for listed stocks, general economic conditions, including interest rates, inflation rates, commodity and oil prices, changes to government fiscal, monetary or regulatory policies, legislation or regulation, the nature of the markets in which the Company operates and general operational and business risks.
More information about potential factors that could affect the Company’s business and financial results will be included in the Company’s most recent Annual Report on Form 10-K and the

Company’s Quarterly Report on Form 10-Q. Copies of these reports are available at www.sec.gov, on the Company’s investor’s page at ir.ringcentral.com, and upon request to the Company.
In addition, I understand that I should be aware that the Australian dollar (“AUD”) value of any Shares acquired under the Plan will be affected by the USD/AUD exchange rate. Participation in the Plan involves certain risks related to fluctuations in this rate of exchange.
Common Stock in a U.S. Corporation. Common stock of a U.S. corporation is analogous to ordinary shares of an Australian corporation. Each holder of a Share is entitled to one vote. Dividends may be paid on the Shares out of any funds of the Company legally available for dividends at the discretion of the Board. Further, Shares are not liable to any further calls for payment of capital or for other assessment by the Company and have no sinking fund provisions, pre-emptive rights, conversion rights or redemption provisions.
Ascertaining the Market Price of Shares. I understand that I may ascertain the current market price of an individual Share as traded on the NYSE under the symbol “RNG” at www.nyse.com/quote/XNYS:RNG. The AUD equivalent of that price can be obtained at www.rba.gov.au/statistics/frequency/exchange-rates.html. Please note that this is not a prediction of what the market price of the Shares will be on any applicable vesting date or when Shares are issued to me (or at any other time), or of the applicable exchange rate at such time.
CANADA
Terms and Conditions
Termination of Employment. The following provisions replace Section 8(l) of the Global Subscription Agreement:
In the event of termination of my employment (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where I am employed or the terms of my employment agreement, if any), my right to participate in the Plan and purchase Shares, if any, will terminate effective as of the date that is the earlier of (i) the date my employment relationship terminates, and (ii) the date I receive notice of termination of employment. In either case, the date shall exclude any period during which notice, pay in lieu of notice or related payments or damages are provided or required to be provided under applicable employment standards legislation. For greater certainty, I will not be entitled to any pro-rated option to purchase Shares under the Plan for that portion of time before the date on which my participation terminates, nor will I be entitled to any compensation for lost ability to purchase Shares.
Notwithstanding the foregoing, if applicable employment standards legislation explicitly requires continued participation in the Plan during a statutory notice period, my option to purchase Shares under the Plan, if any, will terminate effective as of the last day of my minimum statutory notice period, but I will not be entitled to a pro-rata option to purchase Shares if the Exercise Date falls after the end of the my statutory notice period, nor will I be entitled to any compensation for lost ability to purchase Shares.
The following provisions apply if I reside in Quebec:
Language Consent. The parties acknowledge that it is their express wish that this Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.
Consentement Relatif à la Langue. Les parties reconnaissent avoir exigé la rédaction en anglais de cette convention, ainsi que de tous documents, avis et procédures judiciaires, exécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement à, la présente convention.
Data Privacy. The following provisions supplement Section 9 of the Global Subscription Agreement:
I hereby authorize the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. I further authorize the Company, the Employer (or any other Parent or Subsidiary) and the Administrator to disclose and discuss the Plan with their advisors. I further authorize the Company, the Employer (or any other Parent or Subsidiary) to record such information and to keep such information in my employee file.
Notifications
Securities Law Information. I am permitted to sell Shares acquired under the Plan through the designated broker appointed under the Plan, if any, provided the sale of the Shares takes place outside of Canada through the facilities of a stock exchange on which the Shares are listed (i.e., the New York Stock Exchange).
CHINA
The following provisions apply if I am subject to exchange control restrictions imposed by the State Administration of Foreign Exchange (“SAFE”), as determined by the Administrator in its sole discretion:
Terms and Conditions
Purchase of Shares. Notwithstanding anything in the Plan or this Agreement to the contrary, I understand that I will not be permitted to exercise the option to purchase Shares granted to me under the Plan or purchase any Shares under the Plan unless the Company determines that all necessary exchange control or other approvals with respect to the options granted under the Plan have been obtained from SAFE or its local counterpart. Further, the Company is under no obligation to allow me to exercise the option and/or purchase Shares if the Company’s SAFE approval becomes invalid or ceases to be in effect prior to any applicable Exercise Date under the Plan, in which case any options granted to me under the Plan may be cancelled, without any liability to the Company or any Parent or Subsidiary, and any payroll deductions that I have contributed towards the purchase of Shares under the Plan will be refunded to me, without interest.
Due to local regulatory requirements, the Company reserves the right to force the sale of any Shares issued upon purchase. The sale may occur (i) immediately upon issuance, (ii) following termination, (iii) following transfer to the Company, a Parent or Subsidiary outside of China, or (iv) within any other time frame as the Company determines to be necessary or advisable for legal or administrative reasons. I am required to maintain any Shares acquired under the Plan in an account at a broker designated by the Company (“Designated Account”) and any Shares deposited into the Designated Account cannot be transferred out of the Designated Account unless and until they are sold.
In order to facilitate the foregoing, the Company is authorized to instruct its designated broker to assist with the sale of the Shares (on my behalf pursuant to this authorization without further consent) and I expressly authorize the Company’s designated broker to complete the sale of such Shares. I acknowledge that the Company’s designated broker is under no obligation to arrange for the sale of the Shares at any particular price. Upon the sale of the Shares, the Company will pay to me the cash proceeds from the sale, less any brokerage fees or commissions and subject to any obligation to satisfy Tax-Related Items. If the Shares acquired under the Plan are sold, the repatriation requirements described below shall apply.
Exchange Control Requirement. Pursuant to exchange control requirements in China, I will be required to immediately repatriate to China any cash proceeds from the sale of the Shares that I acquired under the Plan or the receipt of any dividends paid on such Shares. I understand that, under Applicable Laws, such repatriation of the cash proceeds may need to be effectuated through a special exchange control account established by the Company or a Parent or Subsidiary in China, and I hereby consent and agree that any proceeds from the sale of Shares or the receipt of dividends may be transferred to such special account prior to being delivered to me. I also understand that the Company will deliver the proceeds to me as soon as possible, but that there may be delays in distributing the funds to me due to exchange control requirements. I understand that the proceeds may be paid to me in U.S. dollars or in local currency, at the Company’s discretion. If the proceeds are paid to me in U.S. dollars, I will be required to set up a U.S. dollar bank account in China so that the proceeds may be deposited into this account. If the proceeds are paid to me in local currency, the Company is under no obligation to secure any particular exchange conversion rate and the Company may face delays in converting the proceeds to local currency due to exchange control restrictions.
Finally, I agree to comply with any other requirements that may be imposed by the Company in the future in order to facilitate compliance with exchange control requirements in China.
FRANCE
Terms and Conditions
Authorization for Payroll Deductions. Section 2 of the Global Subscription Agreement has been translated into French to expressly authorize payroll deductions under the Plan:

Par la présente, j'autorise des prélèvements sur chacun de mes salaires d’un montant que j'ai indiqué à la Société, de 1% à 15% (en nombre entier uniquement) de ma Rémunération, effectués à l’occasion du versement de chaque salaire pendant la Période d'Offre conformément au Plan. Je comprends que lesdits prélèvements sur salaire seront accumulés pour l'achat d'Actions au Prix d'Achat applicable déterminé conformément au Plan. Je comprends que, si je ne me retire pas d'une Période d'Offre, tous les prélèvements sur salaire accumulés seront utilisés automatiquement pour exercer mon option et acheter des Actions dans le cadre du Plan.
Language Consent. By electing to participate in the Plan, I confirm that I have read and understood the documents relating to the option to purchase Shares (the Plan and this Agreement (including this Appendix), which were provided to me in the English language. I accept the terms of these documents accordingly.
Consentement Relatif à la Langue. En choisissant de participer au Plan, je confirme avoir lu et compris les documents relatifs à l’octroi du droit d’acquérir des actions ordinaires (le Plan d’Achat d’Actions et le Contrat de Souscription, y compris la présente Annexe), lesquels vous m’ont été communiqués en langue anglaise. J’accepte les termes de ces documents en connaissance de cause.
GERMANY
Notifications
Exchange Control Information. Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank. In case of payments in connection with securities (including proceeds realized upon the sale of Shares or from the receipt of any dividends paid on such Shares), the report must be made by the fifth day of the month following the month in which the payment was received. The report must be filed electronically. The form of report (“Allgemeine Meldeportal Statistik”) can be accessed via the Bundesbank’s website (www.bundesbank.de) and is available in both German and English. I am responsible for complying with applicable reporting requirements.

HONG KONG
Notifications
Securities Law Information. WARNING: Participation in the Plan and the issuance of Shares at purchase do not constitute a public offer of securities under Hong Kong law and are available only to employees of the Company or any Parent or Subsidiaries. This Agreement, the Plan, and other incidental communication materials that I may receive have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under applicable securities laws in Hong Kong. Furthermore, none of the documents relating to the Plan have been reviewed by any regulatory authority in Hong Kong. Participation in the Plan is intended only for the personal use of each eligible employee of the Employer, the Company and any Parent or Subsidiary and may not be distributed to any other person. I should exercise caution in relation to the offer. If I am in any doubt about any of the contents of this Agreement, the Plan or any other communication materials, I should obtain independent professional advice.

INDIA
Notifications
Exchange Control Information. I understand that I must repatriate the proceeds from the sale of Shares and any dividends received in relation to the Shares to India within a certain number of days after receipt. I further understand that I must maintain the foreign inward remittance certificate received from the bank where the foreign currency is deposited in the event that the Reserve Bank of India or the Employer requests proof of repatriation. It is my responsibility to comply with applicable exchange control laws in India.

IRELAND
Notifications
Director Notification Obligation. Directors, shadow directors or secretaries of an Irish subsidiary, whose interests in the Company represent more than 1% of the Company’s voting share capital, must notify the Irish subsidiary, as applicable, in writing when (i) receiving or disposing of an interest in the Company (e.g., Shares, etc.), (ii) becoming aware of the event giving rise to the notification requirement, or (iii) becoming a director or secretary if such an interest exists at the time. This notification requirement also applies with respect to the interests of a spouse or minor children of such individuals (whose interests will be attributed to the director, shadow director or secretary).

ISRAEL
Terms and Conditions
Tax Consent. The Israeli Tax Authority has issued a tax ruling to the Company in connection with the non-trustee track of Section 102 of the Income Tax Ordinance [New Version], 1961 (the “Tax Ruling”) regarding the taxation of Shares purchased under the Plan. I may review a copy of the Tax Ruling by contacting Stock Administration, at RingCentral, Inc., at 20 Davis Drive, Belmont, California 94002 94107, United States or through stock@ringcentral.com. In accordance with the Tax Ruling and by participating in the Plan, I hereby declare that I understand the provisions of the Tax Ruling and the obligation to report and pay any capital gains tax due upon the sale of the Shares purchased under the Plan (including filing an annual tax return). Further, I agree to act in accordance with the Tax Ruling and will not request to amend, cancel, and/or replace it with a different ruling and/or demand any additional tax benefit beyond the provisions of the Tax Ruling.
Notifications
Securities Law Information. This offer of an option to purchase Shares under the Plan does not constitute a public offering under the Securities Law, 1968.

SINGAPORE
Notifications
Securities Law Information. Participation in the Plan is being offered to me pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the Singapore Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”). The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore. I should note that such off of participation in the Plan is subject to section 257 of the SFA and I will not be able to make any subsequent sale in Singapore, or any offer of such subsequent sale of the Shares unless such sale or offer in Singapore is made (i) more than six months from the Enrollment Date, (ii) pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA, or (iii) pursuant to, and in accordance with, the conditions of any other applicable provisions of the SFA.
Director Notification Obligation. If I am a director, associate director or shadow director of a Singaporean Parent or Subsidiary, I understand that I will be subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify the Singaporean Parent or Subsidiary in writing when I receive an interest (e.g., Shares) in the Company or any Parent or Subsidiary. In addition, I understand that I must notify the Singaporean Parent or Subsidiary when I sell any Shares (including when I sell the Shares acquired under the Plan). These notifications must be made within two days of acquiring or disposing of any interest in the Company or any Parent or Subsidiary. In addition, a notification must be made of my interests in the Company or any Parent or Subsidiary within two days of becoming a director.

SOUTH KOREA
Terms and Conditions
Power of Attorney. I understand and agree that a Power of Attorney form may be required to effect transfers of my payroll deductions outside Korea for the purchase of Shares under the Plan, in which case I agree to print, sign, and return such Power of Attorney form as may be provided to me by the Company or the local human resources representative in order to participate in the Plan.

SWEDEN
Terms and Conditions
Authorization to Withhold. The following provision supplements Section 7 of the Global Subscription Agreement:
Without limiting the Company’s and the Employer’s authority to satisfy their withholding obligations for Tax-Related Items as set forth in Section 7 of this Global Subscription Agreement, in participating in the Plan, I authorize the Company and/or the Employer to withhold Shares or to sell Shares otherwise deliverable to me upon purchase to satisfy any Tax-Related Items, regardless of whether the Company and/or the Employer have an obligation to withhold such amounts.

UNITED KINGDOM
Terms and Conditions
Responsibility for Taxes. The following provision supplements Section 7 of the Global Subscription Agreement:
Without limitation to Section 7 of this Global Subscription Agreement, I agree that I am liable for all Tax-Related Items and hereby covenant to pay all such Tax-Related Items, as and when requested by the Company or, if different, the Employer or by Her Majesty’s Revenue & Customs (“HMRC”) (or any other tax authority or any other relevant authority). I also agree to indemnify and keep indemnified the Company and, if different, the Employer against any Tax-Related Items that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on my behalf.
Notwithstanding the foregoing, if I am a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act), the immediately foregoing provision will not apply; instead, the amount of any uncollected Tax-Related Items may constitute a benefit to me on which additional income tax and National Insurance contributions (“NICs”) may be payable. I will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying to the Company and/or the Employer (as appropriate) the amount of any NICs due on this additional benefit.

UNITED STATES
Notifications
Responsibility for Taxes. The following provision supplements Section 7 of the Global Subscription Agreement:

I understand that if I dispose of any Shares received by me pursuant to the Plan within two (2) years after the Enrollment Date (the first Trading Day of the Offering Period during which I purchased such Shares) or one (1) year after the Enrollment Date, I will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the Shares at the time such Shares were purchased by me over the price that I paid for the Shares. I hereby agree to notify the Company in writing within thirty (30) days after the date of any disposition of my Shares and I will make adequate provision for Tax-Related Items, if any, which arise upon the disposition of the Shares. The Company may, but will not be obligated to, withhold from my Compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Shares by me. If I dispose of such Shares at any time after the expiration of the two (2)-year and one (1)-year periods, I understand that I will be treated for federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of (a) the excess of the fair market value of the Shares at the time of such disposition over the Purchase Price which I paid for the Shares, or (b) 10% of the fair market value of the Shares on the Enrollment Date. The remainder of the gain, if any, recognized on such disposition will be taxed as capital gain.

EXHIBIT B
RINGCENTRAL, INC.
AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN
NOTICE OF WITHDRAWAL
The undersigned participant in the Offering Period of the RingCentral, Inc. Amended and Restated Employee Stock Purchase Plan that began on ____________, ______ (the “Offering Date”) hereby notifies the Company that he or she hereby withdraws from the Offering Period. He or she hereby directs the Company to pay to the undersigned as promptly as practicable all the payroll deductions credited to his or her account with respect to such Offering Period. The undersigned understands and agrees that his or her option for such Offering Period will be automatically terminated. The undersigned understands further that no further payroll deductions will be made for the purchase of shares in the current Offering Period and the undersigned will be eligible to participate in succeeding Offering Periods only by delivering to the Company a new Subscription Agreement.

Name and Address of Participant:

Signature:

Date:

Neither this document, nor any agreement connected with it, is an approved prospectus for the purposes of section 85(1) of the Financial Services and Markets Act 2000 (“FSMA”) and no offer of transferable securities to the public (for the purposes of section 102B of FSMA) is being made in connection with the UK Sub-Plan to the RingCentral, Inc. Amended and Restated Employee Stock Purchase Plan (the “Sub-Plan”). The Sub-Plan is exclusively available to bona fide employees and former employees of RingCentral, Inc., RingCentral UK Limited and any other UK Subsidiary.

UK SUB-PLAN TO THE
RINGCENTRAL INC.
AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

Additional Terms and Conditions for Options received by Optionees resident in the UK
1.The purpose of this Sub-Plan is to provide additional terms for the grant of options to present and future UK tax resident employees of RingCentral, Inc., RingCentral UK Limited and any other UK Subsidiary over shares of Common Stock of RingCentral, Inc. (the “Company”). This Sub-Plan is to operate as a Non-423 Component.
2.Capitalized terms are defined in the Company’s Amended and Restated Employee Stock Purchase Plan (the “Plan”), subject to the provisions of this Sub-Plan.
3.Rule 6 (g) of the Plan shall be deleted and replaced as follows:
“In the event that the Company or the Employer determines that it is required to account (or pay) for income tax (under the UK withholding system of PAYE (pay as you earn)) or any other taxation provisions and primary class 1 National Insurance Contributions in the United Kingdom to HM Revenue & Customs (“Option Tax Liability”) and any liability to employer’s Class 1 National Insurance Contributions (“Secondary NIC Liability”) arising from the grant, exercise, assignment, release, cancellation or any other disposal of an option or arising out of the acquisition, retention and disposal of the shares acquired pursuant to this Option, the Participant, as a condition to the issue of shares of Common Stock in connection with the exercise of an Option, or on the grant, assignment, release or cancellation of an Option, shall make such arrangements satisfactory to the Company to enable it or any Subsidiary to satisfy any requirement to account for any Option Tax Liability and Secondary NIC Liability that may arise in connection with the Option or the purchase of shares of Common Stock pursuant to it including, but not limited to, arrangements satisfactory to the Company for withholding Shares that would otherwise be issued pursuant to the Stock Option Agreement to the Participant and sold on behalf of the Participant.
The Participant shall be required to agree to pay the Secondary NIC Liability and to sign a joint election agreement (in such terms and such form as provided in paragraphs 3A and 3B of Schedule 1 to the Social Security Contributions and Benefits Act 1992), which has been approved by HM Revenue & Customs for the transfer of the whole of any Secondary NIC Liability before the Exercise Date.
The Company may require the Participant to sign an election under section 431 Income Tax (Earnings and Pensions) Act 2003 (“Section 431 Election”).”

4.Rule 15 of the Plan shall be deleted and replaced as follows:
“In the event of the death of the Participant the Administrator shall transfer any shares of Common Stock and cash, if any, from the Participant’s account under the Plan to the personal representative(s) of a Participant (being either the executors of his will or if he dies intestate the duly appointed administrator(s) of his estate).”
5.A new rule 18A shall be inserted in the Plan as follows:
“By signing the Subscription Agreement to participate in the Sub-Plan the Participant consents to the collection, use, and transfer of personal data as described in this paragraph to the full extent permitted by and in full compliance with applicable laws.
(a)Participant understands that the Company and its Subsidiaries hold certain personal information about the Participant, including, but not limited to, name, home address and telephone number, date of birth, social insurance number, salary, nationality, job title, any stock, units or directorships held in the Company, details of all options or other entitlement to shares awarded, cancelled, exercised, vested, unvested, or outstanding in the Participant’s favour (“Data”) about the Participant for the purpose of managing and administering the Sub-Plan.
(b)Participant further understands that the Company and/or its Subsidiaries will transfer Data among themselves as necessary for the purposes of implementation, administration, and management of Participant’s participation in the Plan, and that the Company and/or its Subsidiary may each further transfer Data to any third parties assisting the Company in the implementation, administration, and management of the Plan (“Data Recipients”).
(c)Participant understands that these Data Recipients may be located in Participant’s country of residence or elsewhere, such as the United States. Participant authorises the Data Recipients to receive, possess, use, retain, and transfer Data in electronic or other form, for the purposes of implementing, administering, and managing Participant’s participation in the Plan, including any transfer of such Data, as may be required for the administration of the Plan and/or the subsequent holding of Shares on Participant’s behalf, to a broker or third party with whom the Shares acquired on exercise may be deposited. Where the transfer is to be to a destination outside the European Economic Area, the Company shall take reasonable steps to ensure that the Participant’s personal data continues to be adequately protected and securely held.
(d)Participant understands that Participant may, at any time, review the Data, request that any necessary amendments be made to it, or withdraw Participant’s consent herein in writing by contacting the Company. Participant further understands that withdrawing consent may affect Participant’s ability to participate in the Plan.”